SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   September  16, 1997
                                                   -------------------


                        COLLAGENEX PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                   0-28308                  52-1758016
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(State or Other           (Commission File Number)      (IRS Employer
 Jurisdiction                                            Identification No.
 of Incorporation)


301 South State Street
Newtown, Pennsylvania                                                18940
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code (215) 579-7388
                                                   --------------


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         (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

      The Board of Directors of CollaGenex Pharmaceuticals, Inc. (the "Company") has declared a distribution of one preferred stock purchase right (a "Right") for each outstanding common share, par value $0.01 per share (the "Common Stock"), of the Company. The distribution is payable at the close of business on September 26, 1997 to shareholders of record on September 26, 1997 (the "Record Date"). A Right will automatically attach to shares of the Company's Common Stock issued after the Record Date. The description and terms of the Rights are set forth in a Shareholder Protection Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent"). Terms not otherwise defined herein shall have the meanings set forth in the Rights Agreement which is attached hereto and incorporated herein by reference.

      The Rights Agreement provides for the issuance of one Right to buy one one-hundredth (1/100) of a share of Series A Participating Preferred Stock, no par value, to stockholders of the Common Stock as of the Record Date and to stockholders of Common Stock issued thereafter. The Series A Participating Preferred Stock is a series of the Company's authorized preferred stock (each share, a "Preferred Share"), and is more fully described below.

      The Rights will remain attached to and trade with the Common Stock until the earlier to occur of (i) ten (10) business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of shares of the Company's Common Stock representing twenty percent (20%) or more of the voting power of all outstanding shares of Common Stock of the Company (the date of such announcement being referred to as the "Stock Acquisition Date") or such later date as the Board of Directors of the Company may determine by resolution adopted prior to the Separation Date (as defined below), or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning outstanding shares of the Company's Common Stock representing twenty percent (20%) or more of the voting power of all outstanding shares of Common Stock of the Company, or such later date as the Board of Directors of the Company may determine by resolution adopted prior to the Separation Date. The earlier of (i) and (ii) is referred to as the "Separation Date." Following the Separation Date, the Rights will detach from the Common Stock and will be tradable separately from the Common Stock and Rights holders will be entitled to purchase one one-hundredth (1/100) of a share of the Series A Participating Preferred Stock for $65.

      In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, on the Separation Date, each Right, other than Rights held by the Acquiring Person, shall become exercisable for that number of shares of Common Stock as shall have a market value equal to two times the then applicable exercise price of the Right (or, at the option of the Company, shares of Preferred Stock at a ratio of one one-hundredth (1/100) of a share of


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


Preferred Stock for each share of Common Stock required to be issued). If the Company shall not have sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock to permit the full exercise of the Rights, the Company may issue a combination of stock, cash and debt in respect thereof. Following the time at which a person shall become an Acquiring Person but prior to the acquisition by such Acquiring Person of more than 50% of the Common Stock, the Board may also, at its option, exchange all of the then outstanding rights (other than Rights held by the Acquiring Person) for shares of Common Stock (or, at the option of the Board, Preferred Stock) at an exchange ratio of one share of Common Stock (or one one-hundredth (1/100) of a share of Preferred Stock) for each Right.

      In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of any Right, that number of shares of common stock of the acquiring company which at the time of such transaction have a market value equal to two times the exercise price of the Right.

      Until the Separation Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of the summary of Rights attached thereto. Until the Separation Date (or earlier redemption or expiration of the Rights) the Rights will be transferred with the Common Stock, and transfer of those certificates will also constitute transfer of those Rights.

      As soon as practicable following the Separation Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Separation Date and such separate Right Certificates alone will thereafter evidence the Rights.

      The Rights are not exercisable until the Separation Date. The Rights will expire on September 26, 2007 (the "Expiration Date"), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, as described below.

      The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets
(excluding regular quarterly cash dividends) or of subscription rights or warrants. With certain exceptions, no adjustment in the


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

Exercise Price will be required until cumulative adjustments amount to at least one percent of the Exercise Price.

      The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidation or combinations of the Common Stock occurring, in any case, prior to the Separation Date.

      Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to 25% of the Exercise Price of a Right as of the Separation Date but will be entitled to an aggregate dividend of 100 times any dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment equal to 100 times the Exercise Price of a Right as of the Separation Date or an aggregate payment equal to 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the dividend and liquidation rights of the Preferred Shares, the value of one one-hundredth of a Preferred Share should approximate the value of one Common Share.

      The Rights are redeemable at any time prior to ten (10) days after the public announcement of an acquisition of beneficial ownership, by one party or several parties acting as a group, of Common Stock representing at least twenty percent (20%) voting power of the Company. In certain circumstances, redemption will require the concurrence of a majority of the "Disinterested Directors." The term "Disinterested Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the time that the Acquiring Person became an Acquiring Person, any person who is subsequently elected to the Board to fill a vacancy created by an increase in the size of the Board if such person is recommended or approved by a majority of the Disinterested Directors, and any successor of a Disinterested Director if such person is recommended or approved by a majority of the Disinterested Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

      The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that after the Separation Date, no such amendment may adversely affect the interest of the holders of the Rights (other than the interests of the Acquiring Person).

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

      The Rights have certain anti-takeover effects. The Rights would cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by the Company at the Redemption Price in accordance with the provisions of the Rights Agreement.

      The Shareholder Protection Rights Agreement between the Company and Rights Agent, dated as of September 15, 1997, specifying the terms of the Rights and including (i) the form of the Certificate of Designation as adopted by the Directors of the Company, (ii) the form of Rights Certificate and (iii) the form of Stockholder Letter announcing the declaration of the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits

            Exhibit No.                  Document
            -----------                  --------

               4.1 Shareholder Protection Rights Agreement, dated as of September 15, 1997, between CollaGenex Pharmaceuticals, Inc. and American Stock Transfer & Trust Company which includes (i) the Form of Rights Certificate and (ii) the Certificate of Designation of Series A Participating Preferred Stock of CollaGenex Pharmaceuticals, Inc.

                99.1          Press Release dated as of September 16, 1997.

                99.2          Form of Stockholder Letter.



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

                                    SIGNATURE
                                    ---------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    COLLAGENEX PHARMACEUTICALS, INC.



                                    By:  /s/ Brian M. Gallagher, Ph.D.
                                         -----------------------------
                                    Name:  Brian M. Gallagher, Ph.D.
                                    Title: President, Chief Executive Officer
                                           and Director


September  17, 1997


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

                                  EXHIBIT INDEX


              Exhibit No.                              Document
              -----------                              --------

                4.1 Shareholder Protection Rights Agreement, dated as of September 15, 1997, between CollaGenex Pharmaceuticals, Inc. and American Stock Transfer & Trust Company which includes (i) the Form of Rights Certificate and (ii) the Certificate of Designation of Series A Participating Preferred Stock of CollaGenex Pharmaceuticals, Inc.

               99.1           Press Release dated as of September 16, 1997.

               99.2           Form of Stockholder Letter.


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